                  EXHIBIT 1 TO AMENDMENT NO. 4 TO SCHEDULE 13G
                            FOR REPORTING PERSONS OF

                                  SERAGEN, INC.
                                  -------------



     Each of Dr. Bagalay, Mr. Condon and Mr. Howard are partners of the Boston University Nominee Partnership, a partnership created to act as record holder of certain securities owned by Boston University (the "Partnership"). Dr. Bagalay, Mr. Condon and Mr. Howard are partners of the Partnership and are required to vote and/or dispose of the shares of Seragen, Inc., on behalf of Boston University, as they are instructed by duly authorized officers of Boston University.

     The Partnership and Mr. Howard expressly disclaim beneficial ownership of the Shares which are held, and which may be deemed to be owned, by each of the Partnership and Dr. Bagalay and Mr. Condon for purposes of Section 13(d) or 13(g).

     Dr. Bagalay expressly disclaims beneficial ownership of the Shares which are held, and may be deemed to be owned, by each of the Partnership, Mr. Condon and Mr. Howard for purposes of Section 13(d) or 13(g).

     Mr. Condon expressly disclaims beneficial ownership of the Shares which are held, and may be deemed to be owned, by each of the Partnership, Dr. Bagalay and Mr. Howard for purposes of Section 13(d) or 13(g).




                               Page 11 of 12 pages

                                    EXHIBIT 1
                                    ---------

                     TO AMENDMENT NO. 4 TO SCHEDULE 13G FOR
                       REPORTING PERSONS OF SERAGEN, INC.

                                    AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Seragen, Inc.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     EXECUTED this 30th day of January, 1997.


                                       Boston University Nominee Partnership


                                       By: /s/ John E. Bagalay, Jr.
                                          -----------------------------------
                                          John E. Bagalay, Jr., Partner


                                       Partners

                                           /s/ John E. Bagalay, Jr.
                                           ----------------------------------
                                           John E. Bagalay, Jr.


                                           /s/ Kenneth G. Condon
                                           ----------------------------------
                                           Kenneth G. Condon


                                           /s/ Martin J. Howard
                                           ----------------------------------
                                           Martin J. Howard






                               Page 12 of 12 pages